Exhibit 99.1

Better Therapeutics Announces Fourth Quarter and Full Year 2021 Financial Results

Company Highlights Positive Pivotal Clinical Trial Data for BT-001, a Prescription Digital Therapeutic for Type 2 Diabetes

SAN FRANCISCO, March 28, 2022 – Better Therapeutics, Inc. (NASDAQ: BTTX), a prescription digital therapeutics (PDT) company developing nutritional cognitive behavioral therapy (nCBT) to address the root causes of cardiometabolic diseases, today announced its financial results for the fourth quarter and full year ending December 31, 2021. These results follow the recent announcement of positive primary endpoint data from the pivotal clinical trial for the company’s BT-001 prescription digital therapeutic.

“Better Therapeutics is at a transformational moment in our company’s history as we close our first quarter as a public company and begin to see the results of the investments we’ve made in using digitally-delivered nCBT to treat cardiometabolic diseases,” stated Kevin Appelbaum, Co-Founder and CEO of Better Therapeutics. “The primary endpoint data we announced last week showed that our PDT for treating uncontrolled type 2 diabetes has the potential to significantly change how we treat this complex, costly, and all too common condition. We look forward to completing our pivotal study next quarter and submitting our de novo classification request to the FDA immediately thereafter.”

Pivotal Clinical Trial Data for BT-001

The data released by Better Therapeutics demonstrated the safety and efficacy of BT-001 in an open label, randomized, controlled, parallel group trial enrolled 669 adults with type 2 diabetes and mean baseline A1c of 8.1%. Participants were randomized to receive standard of care with or without BT-001 and the primary efficacy endpoint was the difference in mean change from baseline in A1c after 90 days of treatment between the two groups. The six-month trial is ongoing and is expected to be completed in Q2 2022. The findings included data showing:

•	A highly statistically significant primary efficacy endpoint (n=602) improvement in A1c between the intervention and control groups (-0.4%, p <0.001).

•

Clinically meaningful changes (A1c reductions of 0.4% or more) in 42.7% of the group receiving standard of care and BT-001 vs. 25.4% in the group receiving standard of care alone (difference of 17.3%, p <0.0010).

•	A clear dose-response between greater engagement in nCBT and greater reductions in A1c, supporting nCBT as a mechanism of action.

•	Measures of patient engagement, adherence, persistence, and satisfaction were all positive.

Fourth Quarter and Full-Year 2021 Financial Results

•

Research and development expenses for the fourth quarter of 2021 were $6.4 million, compared to $0.8 million for the same period in 2020. Research and development expenses for the twelve months ended December 31, 2021 were $19.4 million, compared to $3.7 million for the same period in 2020. The increase in research and development expenses is primarily due to an increase in personnel and clinical trial expenses related to advancing research in conjunction with the Company’s prescription digital therapeutic, BT-001.

•

Sales and marketing expenses for the fourth quarter of 2021 were $1.2 million, compared to $0.1 million for the same period in 2020. Sales and marketing expenses for the twelve months ended December 31, 2021 were $2.3 million, compared to $0.2 million for the same period in 2020. The increase in sales and marketing expenses is due to an increase in personnel, marketing and consulting expenses associated with pre-launch preparations of BT-001.

•

General and administrative expenses for the fourth quarter of 2021 were $4.6 million, compared to $0.6 million for the same period in 2020. General and administrative expenses for the twelve months ended December 31, 2021 were $8.8 million, compared to $2.5 million for the same period in 2020. The increase in general and administrative expenses is primarily due to higher personnel related and other costs to support company growth and additional costs of being a public company.

•

Net loss attributable to common shareholders for the fourth quarter of 2021 was $13.9 million or $0.71 per basic and diluted share, compared to net loss attributable to common shareholders of $2.1 million, or $0.20 per basic and diluted share for the same period in 2020. Net loss attributable to common shareholders for the twelve months ended December 31, 2021 was $40.3 million or $3.11 per basic and diluted share, compared to net loss attributable to common shareholders of $7.9 million, or $0.79 per basic and diluted share for the same period in 2020.

•	Cash and cash equivalents were $40.6 million on December 31, 2021.

About Better Therapeutics

Better Therapeutics is a prescription digital therapeutics (PDT) company developing a novel form of cognitive behavioral therapy to address the root causes of cardiometabolic diseases. The company has developed a proprietary platform for the development of FDA-regulated, software-based solutions for type 2 diabetes, heart disease and other conditions. The cognitive behavioral therapy delivered by Better Therapeutics’ PDT is designed to enable changes in neural pathways of the brain so lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health while lowering healthcare costs. Better Therapeutics clinically validated mobile applications are intended to be prescribed by physicians and reimbursed like traditional medicines.

For more information visit: bettertx.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, but are not limited to, statements regarding the timing and results of the ongoing trial of BT-001 in patients with type 2 diabetes, Better Therapeutics’ plans regarding FDA submissions, expectations related to the potential benefits of BT-001 and CBT and their potential treatment applications, Better Therapeutics’ plans regarding the research and advancement of its product candidates for additional treatments, expectations related to the interest of healthcare providers and payers in PDTs and legislative developments affecting PDTs and the outcome of such developments, among others. These forward-looking statements are based on the current expectations of the management of Better Therapeutics and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including: risks related to Better Therapeutics’ business, such as the willingness of the FDA to authorize PDTs for commercial distribution and insurance companies to reimburse their use, market acceptance of PDTs, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our product candidates and other risks and uncertainties included under the header “Risk Factors” in the definitive proxy statement/prospectus filed by us on October 12, 2021.

BETTER THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands)

	December 31,
	2021
	(Unaudited)	2020
ASSETS
Current assets:
Cash and cash equivalents	$40,566	$123
Prepaid expenses	4,409	124
Other current assets	276	216

Total current assets	45,251	463
Capitalized software development costs, net	5,077	5,555
Property and equipment, net	82	89
Other long-term assets	548	280

Total Assets	$50,958	$6,387

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,523	$514
Accrued payroll	1,352	39
Other accrued expenses	1,858	60

Total current liabilities	4,733	613
Long-term debt, net of debt issuance costs	9,505	640
Deferred tax liability	—	152
Simple Agreements for Future Equity	—	11,740

Total liabilities	14,238	13,145
Commitments and contingencies Stockholders’ equity (deficit):
Common stock	2	1
Additional paid-in capital	108,461	24,649
Accumulated deficit	(71,743)	(31,408)

Total Stockholders’ Equity (Deficit)	36,720	(6,758)

Total Liabilities and Stockholders’ Equity (Deficit)	$50,958	$6,387

BETTER THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021
	(Unaudited)	(Unaudited)	(Unaudited)	2020
Revenue	$—	$—	$—	$8
Operating Expenses:
Research and development	6,354	811	19,436	3,660
Sales and marketing	1,177	77	2,336	216
General and administrative	4,573	630	8,788	2,455

Total operating expenses	12,104	1,518	30,560	6,331

Loss from operations	(12,104)	(1,518)	(30,560)	(6,323)
Interest expense, net	(182)	(2)	(185)	(100)
Gain on Loan Forgiveness	—	—	647	—
Change in fair value of SAFEs	(1,611)	(149)	(10,390)	189

Loss before provision for (benefit from) income taxes	(13,897)	(1,669)	(40,488)	(6,234)
Provision for (benefit from) income taxes	(3)	82	(153)	153

Net loss	$(13,894)	$(1,751)	$(40,335)	$(6,387)
Cumulative preferred dividends allocated to Series A Preferred Shareholders	—	(389)	—	(1,507)

Net loss attributable to common shareholders, basic and diluted	$(13,894)	$(2,140)	$(40,335)	$(7,894)

Net loss per share attributable to common shareholders, basic and diluted	$(0.71)	$(0.20)	$(3.11)	$(0.79)

Weighted-average shares used in computing net loss per share	19,686,940	10,629,023	12,982,472	9,949,376